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                                FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                              CURRENT REPORT


                      Pursuant to Section 13 or 15(d)
                       of the Securities Act of 1934


        Date of Report (Date of earliest event reported)  March 28, 1997
                                                        -----------------



                    AMERICAN ENTERTAINMENT GROUP, INC.
         ------------------------------------------------------
         (Exact Name of Registrant as Specified in its Charter)


    COLORADO                     0-22174                   83-0277375
    --------                     -------                   ----------
(State or Other                 (Commission               (IRS Employer
Jurisdiction of                 File Number)            Identification No.)
Incorporation
or Organization)



                       160 Bedford Road, Suite 306
                     Toronto, Ontario Canada M5R 2K9
            --------------------------------------------------
            (Address of Principal Executive Offices, Zip Code)



                              (416) 920-1919
            ----------------------------------------------------
            (Registrant's telephone number, including area code)

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                                 FORM 8-K
                              CURRENT REPORT
                      Pursuant to Section 13 or 15(d)
                       of the Securities Act of 1934

Item 1.  CHANGES IN CONTROL OF REGISTRANT.
         Not Applicable

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         See Item 5 below

Item 3.  BANKRUPTCY OR RECEIVERSHIP.
         Not Applicable

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNT.
         Not applicable

Item 5.  OTHER EVENTS.
         The Registrant has entered into a letter of intent to acquire 100% of the issued and outstanding shares of Telephonetics Overseas Corporation, a private media holding company (TOC). The closing of the transaction, which is presently scheduled for May 15, 1997, is subject to appropriate due diligence by all parties, the completion of a "fairness opinion" for the benefit of the Registrant, the arrangement of satisfactory financing for working capital for TOC to a maximum of $500,000US to fund the TOC business plan for calendar year 1997, the obtaining of the necessary regulatory approvals, if any, and the approval of the definitive agreement for the acquisition. The terms of the definitive agreement will provide, among other things, that the acquisition price will be $1,250,000, payable in common shares of the Registrant at $4.00 per share, or 312,500 shares. These shares will be subject to a escrow holdback provision on 50% of the common shares, pending the completion of the TOC audit and verification of ownership of TOC assets. Finally, the President and the General Counsel of TOC will continue as management of TOC and will enter into appropriate employment agreements.

Item 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.
         Not Applicable.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. Not Applicable.

Item 8.  CHANGE IN FISCAL YEAR.
         Not Applicable.

Item 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.
         Not Applicable.

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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     AMERICAN ENTERTAINMENT GROUP



                                     By:  /s/ Joel Wagman
                                        ---------------------------
                                         Joel Wagman
                                         Chairman

Dated: March 28, 1997